UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 22, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Equillium, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, May 22, 2023, starting at 9:00 a.m. (Pacific Time). The Annual Meeting will be a virtual stockholder meeting, which will be conducted via live webcast at www.proxydocs.com/EQ, for the following purposes:

1.	To elect the three nominees for Class II director named herein to hold office until the 2026 annual meeting of stockholders;

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;

3.

To ratify, in a non-binding vote, the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023;

4.	To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2; and

5.	To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/EQ. In order to attend, you must register in advance at www.proxydocs.com/EQ prior to the deadline of May 21, 2023 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and to submit questions during the meeting. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is March 23, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on May 22, 2023 starting at 9:00 a.m. (Pacific Time) via live webcast at

www.proxydocs.com/EQ.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Bruce D. Steel
President and Chief Executive Officer

La Jolla, California

April 11, 2023

You are cordially invited to attend the Annual Meeting, conducted via live webcast, by registering at www.proxydocs.com/EQ. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card that may be delivered to you or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be instructed to obtain a legal proxy form from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you via email after you have successfully completed the registration process.

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 22, 2023

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Equillium, Inc. (the “Company,” “Equillium,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 11, 2023.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

The Annual Meeting will be held via live webcast on Monday, May 22, 2023, starting at 9:00 a.m. (Pacific Time). Stockholders may attend the Annual Meeting by registering at www.proxydocs.com/EQ. This meeting will be completely virtual and will only be conducted via live webcast. There will be no physical meeting location. Stockholders may vote and submit questions while connected to the Annual Meeting.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/EQ prior to the deadline of May 21, 2023 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice and Access Card, on or after April 21, 2023.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the proxy card in the envelope provided.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 12, 2023 and until the Annual Meeting, stockholders should email ir@equilliumbio.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 23, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 34,414,149 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on March 23, 2023, your shares were registered directly in your name with Equillium’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to register and attend the Annual Meeting, we urge you to fill out and return the proxy card that may be delivered to you or vote by proxy over the telephone or on the internet as to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 23, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting in order to vote your shares at the Annual Meeting. Further instructions will be provided to you as part of your registration process.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal 1: Election of the three nominees for Class II director named herein to hold office until the 2026 annual meeting of stockholders;

•

Proposal 2: Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion;

•

Proposal 3: Ratification of the selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

•	Proposal 4: Authorization of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the proxy card that may be delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•

VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/EQ. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting. Please be sure to follow instructions found on www.proxydocs.com/EQ or your proxy card and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at 8:45 a.m. (Pacific Time) on May 22, 2023, pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/EQ.

•

TO VOTE BY PHONE: To vote over the telephone, dial toll-free 855-680-7102 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from your Notice and Access Card. Your telephone vote must be received by 9:00 a.m. Pacific Time on May 22, 2023 to be counted.

•

TO VOTE BY INTERNET: You can vote over the Internet at www.proxypush.com/EQ by following the instructions on the Notice and Access Card or proxy card that may be delivered to you. Your internet vote must be received by 9:00 a.m. Pacific Time on May 22, 2023 to be counted.

•

TO VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope we have provided or return it to: Proxy Tabulator for Equillium, Inc., P.O. Box 8016, Cary, NC 27512-9903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, you should have received a voting instruction form with the Notice and Access Card from that organization rather than from Equillium. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must register at www.proxydocs.com/EQ prior to the deadline of May 21, 2023 at 5:00 p.m. (Eastern Time). You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instruction will be provided to you as part of your registration process.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 23, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 and “For” the authorization of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 2, 3 and 4 are considered to be “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

Equillium will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Equillium’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Equillium’s Secretary at 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037, provided that such notice is received no later than May 21, 2023.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by December 13, 2023, to the attention of the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between January 23, 2024 and February 22, 2024. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than Equillium’s nominees must also comply with the additional requirements of Rule 14a-19(b).

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposals 2, 3 and 4 and will have the same effect as “Against” votes. Broker non-votes will be counted for purposes of determining the presence of a quorum and will have no effect for any proposal other than Proposal 2, for which broker non-votes will have the same effect as “Against” votes.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•

To be approved, Proposal 2, regarding the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, must receive “For” votes from the holders of a majority of shares outstanding on the record date for the Annual Meeting. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have the same effect as “Against” votes.

•

To be approved, Proposal 3, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

•

To be approved, Proposal 4, regarding the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2, must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 34,414,149 shares outstanding and entitled to vote. Thus, the holders of 17,207,075 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three Class II directors whose term of office expires in 2023: Charles McDermott, Bruce D. Steel and Yu (Katherine) Xu, Ph.D. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Mr. McDermott, Mr. Steel and Dr. Xu are each current directors of the Company. Mr. McDermott and Mr. Steel were elected to the Board at the annual meeting of stockholders in 2020, and each was recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board. Dr. Xu was appointed to the Board on February 4, 2021 by the Board to fill a vacancy in the Class II directors created by an increase in the number of directors and was recommended for reelection to the Board by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Seven of our then-current directors attended our annual meeting of stockholders in 2022.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. McDermott, Mr. Steel and Dr. Xu. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Company. Each of Mr. McDermott, Mr. Steel and Dr. Xu has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Charles McDermott, 51, has served as a member of our Board since September 2018. Mr. McDermott has served as Chairman, President and Chief Executive Officer of Primmune Therapeutics, Inc., a privately-held biotechnology company, since March 2019. From September 2017 to May 2018, Mr. McDermott served as President and Chief Business Officer of Impact Biomedicines, Inc., a privately-held biotechnology company. Prior to that, Mr. McDermott served as President and Chief Business Officer of Kala Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from June 2015 to August 2017. Previously, he served as Interim President and Chief

Business Officer of Kala from October 2014 to June 2015 and as Executive Vice President of Business Development of Kala from June 2013 to October 2014. Prior to joining Kala, Mr. McDermott served first as Director and then Vice President of Business Development, Eye Care and Drug Delivery at Allergan plc, a publicly-held global pharmaceutical company, where he worked from April 2005 to May 2013. Prior to joining Allergan, Mr. McDermott held a variety of business development positions at deCODE Genetics, Inc. (now DGI Resolutions, Inc.), a privately-held biopharmaceutical company, from January 2001 to March 2005. Prior to deCODE Genetics, Mr. McDermott was a research scientist in the angiogenesis pharmacology group at Agouron Pharmaceuticals, Inc. Mr. McDermott currently serves as chairman of the board of directors of Anavo Therapeutics GmbH, a privately-held biotechnology company. Mr. McDermott holds an M.B.A. from the University of San Diego, an M.A. in Molecular, Cellular and Developmental Biology from the University of California at Santa Barbara, a B.S. in Biochemistry and Molecular Biology from the University of California Santa Cruz and a Certificate in Clinical Trial Design and Management from the University of California San Diego Extension.

Our Nominating and Corporate Governance Committee and Board believe that Mr. McDermott is qualified to serve on our Board due to his biopharmaceutical and executive experience.

Bruce D. Steel, 56, has served as our President and Chief Executive Officer since January 2020 and as a member of our Board since March 2017. He served as our President and Chief Business Officer from June 2018 through December 2019. Mr. Steel is a co-founder of Equillium. Mr. Steel is the founder and has served as the Managing Director of BioMed Ventures, an investment firm owned by BioMed Realty, LP, since 2010. From 2008 to 2010, Mr. Steel served as the Chief Business Officer at Anaphore, Inc., a privately-held pharmaceutical company. Prior to that, Mr. Steel was co-founder and Chief Executive Officer of Rincon Pharmaceuticals, Inc., a genetic engineering biotechnology company, from 2005 until its acquisition in 2008. Mr. Steel also previously served as the Head of Corporate Development at Ambit Biosciences Corporation from 2002 to 2005. Mr. Steel received his B.A. degree from Dartmouth College and M.B.A. degree from the Marshall School of Business at the University of Southern California, and he holds the designation of Chartered Financial Analyst.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Steel is qualified to serve on our Board due to his experience in founding, managing and building companies and investment experience.

Yu (Katherine) Xu, Ph.D., 51, has served as a member of our Board since February 2021. Dr. Xu is a partner at Decheng Capital, an investment firm, and has been with the firm since May 2019. Prior to that, Dr. Xu was Partner, Senior Biotechnology Analyst, Co-Group Head of the Biopharmaceutical Equity Research team at William Blair & Company, an investment bank and financial services company, between 2011 and April 2019. Prior to joining William Blair, Dr. Xu was Senior Vice President and Senior Biotechnology Analyst at Wedbush Securities, Vice President and Senior Biotechnology Analyst at Credit Suisse, and Senior Biotechnology Analyst at Pacific Growth Equities. Dr. Xu previously was Vice President of Investment Banking at Petkevich & Partners, a boutique investment banking firm. Dr. Xu holds a Ph.D. in developmental biology and a Ph.D. minor in engineering-economic systems and operations research from Stanford University Schools of Medicine and Engineering, respectively. She attended Peking University in Beijing before transferring to Kalamazoo College in Michigan in her junior year, where she earned her B.A. with honors. Dr. Xu serves on the board of directors for The 1990 Institute and The Overseas Young Chinese Forum, two China-related non-profit organizations.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Xu is qualified to serve on our Board due to her scientific and research experience as well as her investing experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual Meeting

Daniel M. Bradbury, 61, has served as the Executive Chairman of our Board since January 2020 and has been a member and the chairman of our Board since March 2017. He served as our Chief Executive Officer from June 2018 through December 2019. Mr. Bradbury is a co-founder of Equillium and served as our President from March 2017 until June 2018. Mr. Bradbury is the founder and has served as the managing member of BioBrit, LLC (“BioBrit”), a life science consulting and investment firm, since September 2012. Mr. Bradbury served as President, Chief Executive Officer and a director of Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Prior to Amylin, Mr. Bradbury worked in marketing and sales for 10 years at SmithKline Beecham Pharmaceuticals, a privately-held pharmaceutical company. Mr. Bradbury serves on the boards of directors of numerous private companies and the following two publicly-held companies: Castle Biosciences, Inc. and Intercept Pharmaceuticals, Inc. Mr. Bradbury previously served on the boards of directors of Biocon Ltd., a publicly-held biopharmaceutical company from 2013 to 2022; Corcept Therapeutics Incorporated, a publicly-held biotechnology company, from 2012 to 2019; Geron Corporation, a publicly-held biotechnology company, from 2012 to 2019; and Panacea Acquisition Corporation, a publicly-held special purpose acquisition company, from 2020 to 2021. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Bradbury’s experience as our former Chief Executive Officer and his other executive and board experience, qualifies him to serve as a member of our Board.

Martha J. Demski, 70, has served as a member of our Board since September 2018. From August 2011 to May 2017, Ms. Demski served as Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc., now known as Ajinomoto Bio-Pharma Services, a privately-held fully-integrated contract development and manufacturing organization. From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center, a non-profit corporation that was engaged in biomedical research. Previously, Ms. Demski served as Vice President and Chief Financial Officer of Vical Incorporated, a publicly-held biopharmaceutical company, from December 1989 to June 2004. Ms. Demski currently serves on the board of directors and as the chair and a member of the audit committee of the board of directors of Chimerix, Inc., a publicly-held biopharmaceutical company. She also serves on the board of directors and as a member of the audit committee of ADMA Biologics, Inc., a publicly-held biopharmaceutical company. She previously served on the board of directors and as chair of the audit committee and member of the compensation committee of Adamas Pharmaceuticals, Inc., a publicly-held pharmaceutical company, prior to the company being acquired by Supernus Pharmaceuticals, Inc. in November 2021. Prior to 2018, Ms. Demski was a member of the board of directors, chair of the audit committee and member of the compensation committee, nominating and governance committee, and operating committee of Neothetics, Inc., a publicly-held biotechnology company that merged with Evofem Biosciences, Inc. in 2018. Ms. Demski is a National Association of Corporate Directors Board Governance Fellow. In 2017, she received the Director of the Year in Corporate Governance award by the Corporate Directors Forum. Additionally, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned a B.A. from Michigan State University and an M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance.

Our Nominating and Corporate Governance Committee and Board believe that Ms. Demski is qualified to serve on our Board due to her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

Mark Pruzanski, M.D., 55, has served as a member of our Board since September 2018. Dr. Pruzanski is currently the Chairman and Chief Executive Officer at Versanis Bio, a clinical-stage company developing novel therapeutics for obesity and other cardiometabolic diseases. Dr. Pruzanski is also a co-founder and member of the board of directors of Intercept Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. Dr. Pruzanski served as Intercept’s President and Chief Executive Officer from 2002 until January 2021. He has over 20 years of experience in life sciences company management, venture capital and strategic consulting. Prior to co-founding Intercept, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early-stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co-author of a number of scientific publications and is named as an inventor on several patents. Dr. Pruzanski currently serves on the boards of directors of eGenesis, Inc., a privately-held biotechnology company, the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Pruzanski is qualified to serve on our Board due to his experience in founding, managing and building life sciences companies as well as his venture capital experience.

Directors Continuing in Office Until the 2025 Annual Meeting

Stephen Connelly, Ph.D., 41, has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. Dr. Connelly is a co-founder of Equillium and served as a consultant from March 2017 until January 2018. Dr. Connelly served as a principal at BioMed Ventures, an investment firm owned by BioMed Realty, LP, from March 2016 until March 2017. From March 2014 to March 2016, Dr. Connelly served as the Director of Business Development and Therapeutic Alliances at aTyr Pharma, Inc., a publicly-held biotechnology company. Prior to that, Dr. Connelly was a Senior Scientist at The Scripps Research Institute from March 2012 to March 2014, where he worked on multiple drug discovery projects spanning different therapeutic areas. Dr. Connelly has broad experience in conducting novel and innovative research and has published over 30 original scientific papers and patents. Dr. Connelly received a B.S. in Medicinal Chemistry and a Ph.D. in Biological Chemistry from the University of Exeter, United Kingdom, and an M.B.A. from the Rady School at University of California, San Diego.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Connelly’s scientific and research expertise qualify him to serve on our Board.

Bala S. Manian, Ph.D., 77, has served as a member of our Board since May 2017. Dr. Manian has served as Chief Executive Officer of Mojave Bio, Inc., a privately-held biotechnology company, since February 2020. Dr. Manian served as Chief Executive Officer and chairman of the board of directors of ReaMatrix, Inc., a privately-held biotechnology company, from 2004 until the company was dissolved in December 2021. Dr. Manian also served as Executive Chairman of Accellix Inc. (formerly called LeukoDx Inc.), a privately-held biotechnology company, from May 2017 to June 2019. Dr. Manian has founded or co-founded a number of companies, including Lumisys Incorporated, a publicly-held medical systems company, Molecular Dynamics, Inc., a publicly-held genetic discovery and analysis company, Biometric Imaging, Inc., a privately-held biotechnology company, Quantum Dot Corporation and SurroMed Inc. Dr. Manian currently serves on the board of directors, as a member of the audit committee and as the chair of the nominating and corporate governance committee, of Vaccinex, Inc., a publicly-held biotechnology company. Dr. Manian previously served on the board of directors of Syngene International Ltd., a publicly-held contract research and manufacturing organization based in India, from June 2015 to July 2020. Dr. Manian received a B.S. in Physics from Loyola College, Chennai, a postgraduate level Diploma in Instrumentation from the Madras Institute of Technology, Chennai, an M.S. in Applied Optics from the University of Rochester, and a Ph.D. in Mechanical Engineering from Purdue University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Manian’s experience in founding, managing, and building companies and scientific and research experience qualify him to serve on our Board.

Barbara Troupin, M.D., 55, has served as a member of our Board since February 2022. Dr. Troupin was the Senior Vice President, Medical Affairs at MyoKardia, Inc., a publicly-held biopharmaceutical company, from April 2020 until March 2021, where she was responsible for launch preparation in the United States and European Union through the time of MyoKardia’s acquisition by and integration into Bristol Myers Squibb. Prior to joining MyoKardia, Dr. Troupin was the Chief Medical Officer of ERX Pharmaceuticals, a privately-held pharmaceutical company, from December 2018 until December 2019. Prior to that, Dr. Troupin held positions with Aquinox Pharmaceuticals, Inc., a publicly-held pharmaceutical company, as the Chief Medical Officer, Vice President of Clinical Development and Regulatory Affairs between March 2017 and July 2018, and Chief Medical Officer, Vice President of Clinical Development between October 2016 and March 2017. From September 2014 to June 2016, Dr. Troupin was Senior Vice President, Chief Medical Officer at Apricus Biosciences, Inc, a publicly-held biopharmaceutical company. Prior to joining Apricus Biosciences, Inc., Dr. Troupin held positions of increasing responsibility with Vivus Inc., a publicly-held pharmaceutical company, as Vice President Medical Affairs between February 2012 and August 2014, as Senior Director Medical Affairs between January 2010 and January 2012 and as

Director and Senior Director of Clinical Development between March 2006 and January 2010. Dr. Troupin received her Doctorate in Medicine from the University of Pennsylvania School of Medicine where she also completed her M.B.A. from the Wharton School of Business, with an emphasis in health care management. She holds a B.A. in Biochemistry and Cell Biology from the University of California San Diego.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Troupin is qualified to serve on our Board due to her extensive experience leading clinical and medical affairs functions.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of such director’s family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Ms. Demski, Dr. Manian, Mr. McDermott, Dr. Pruzanski, Dr. Troupin and Dr. Xu. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Bradbury, Dr. Connelly and Mr. Steel are not considered independent because of their current employment with us.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by our Executive Chairman, Mr. Bradbury. In January 2020, Mr. Bradbury transitioned from his prior role of Chief Executive Officer to Executive Chairman of our Board of Directors. With Mr. Bradbury’s extensive history with and knowledge of our company, we believe his role as our Executive Chairman facilitates a regular flow of information between the Board and management and ensures that they both act with a common purpose. Our Board does not have a lead independent director.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 14 times and acted by unanimous written consent three times during 2022. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2022.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal year 2022 for each of these committees of the Board:

Name	Audit		Compensation		Nominating and Corporate Governance
Martha J. Demski	X	*	X
Bala S. Manian, Ph.D.	X		X	*
Charles McDermott					X	*
Mark Pruzanski, M.D. (1)			X		X
Barbara Troupin, M.D. (2)					X
Yu (Katherine) Xu, Ph.D.	X
Total meetings in 2022	8		5		2

*	Committee Chairperson
(1)	Dr. Pruzanski was appointed as a member of the Compensation Committee effective April 2022.
(2)	Dr. Troupin was appointed to the Board and as a member of the Nominating and Corporate Governance Committee in February 2022.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing, on a periodic basis, our investment policy; and

•	reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee is composed of three directors: Ms. Demski (chair), Dr. Manian and Dr. Xu. The Audit Committee met eight times during the 2022 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board has also determined that Ms. Demski qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Demski’s level of knowledge and experience based on a number of factors, including her formal education, prior experience, business acumen and independence.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Martha J. Demski (Chair) Bala S. Manian, Ph.D. Yu (Katherine) Xu, Ph.D.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board is composed of three directors: Dr. Manian (chair), Ms. Demski, and Dr. Pruzanski. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Compensation Committee met five times during the 2022 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee our compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•

reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval of) the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing, determining and approving (or, if it deems appropriate, making recommendations to the full Board for review and approval) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing, on an annual basis, the performance of the Compensation Committee and reviewing the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times per year (but in no event less than annually) and with greater frequency, if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and our personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In September 2021, after taking into account the six factors prescribed by the SEC and Nasdaq referenced above, we re-engaged Radford, an Aon Hewitt Company, as our compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to re-evaluate the peer group of comparative companies and to undertake a market comparison analysis to assist with evaluating salary, bonus and equity compensation for our executives, including our named executive officers, for 2022. Radford developed an updated peer group and related recommendations that were presented to the Compensation Committee for its consideration in evaluating and approving salary, bonus and equity compensation decisions for our named executive officers for 2022. The publicly-traded peer companies selected and used as part of Radford’s market compensation analysis for 2022 were: Alpine Immune Sciences, Inc., Aridis Pharmaceuticals, Inc., aTyr Pharma, Inc., Eledon Pharmaceuticals, Inc., Calithera Biosciences, Inc., Catalyst Biosciences, Inc., Cidara Therapeutics, Inc., Corvus Pharmaceuticals, Inc., Evelo Biosciences, Inc., Gristone bio, Inc., Immunic, Inc., Jounce Therapeutics, Inc., Kezar Life Sciences, Inc., Mustang Bio, Inc., Oncternal Therapeutics, Inc., Otonomy, Inc., PhaseBio Pharmaceuticals, Inc., Pieris Pharmaceuticals, Inc., Soleno Therapeutics, Inc., Surface Oncology, Inc. and Unity Biotechnology, Inc.

The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. McDermott (chair), Dr. Pruzanski and Dr. Troupin. All of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during the 2022 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board, consistent with criteria approved by our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of our stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Diversity

The table below provides certain diversity statistics of our directors:

Board Diversity Matrix (as of April 11, 2023)
Total Number of Directors		9

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+		—
Did Not Disclose Demographic Background		2

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037. These communications will be reviewed by the Secretary of Equillium who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or in a current report on Form 8-K.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Background

Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would:

•	effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-2 to 1-for-10, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to the one-year anniversary of the Annual Meeting, or May 22, 2024. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 2, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approvals for Proposal 2, our Board of Directors will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Annual Meeting and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including two (2) and ten (10), that will be combined into one share of our common stock.

Notwithstanding approval of Proposal 2 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Annual Meeting, stockholder approval would again be required prior to implementing any Reverse Stock Split.

By approving Proposal 2, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including two (2) and ten (10) could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Approval of Reverse Stock Split of our Common Stock (Proposal 2)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 and 1-for-10, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective on the business day following the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on Nasdaq. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Market and, should we transfer to The Nasdaq Capital Market, The Nasdaq Capital Market. To continue our listing on The Nasdaq Global Market or on The Nasdaq Capital Market, as applicable, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On April 5, 2023, we were notified by the Nasdaq Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We have a 180 calendar day period, ending on October 2, 2023, within which to to regain compliance. To regain compliance, our common stock would have to close at or above the $1.00 minimum bid price for at least 10 consecutive business days or more at the discretion of Nasdaq. If we do not regain compliance by October 2, 2023, we may potentially transfer our common stock to The Nasdaq Capital Market, subject to meeting its then-applicable listing requirements, and take advantage of the additional compliance period offered on The Nasdaq Capital Market, which currently would provide us an additional 180 calendar days to regain compliance with the $1.00 minimum bid price requirement. If we do not regain compliance by the end of such period, Nasdaq will notify us that our common stock will be subject to delisting. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our common stock would remain listed on The Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Global Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Global Market or, in the event we transfer to The Nasdaq Capital Market, The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. In addition, our failure to cause our shares of common stock to remain listed on a nationally recognized stock exchange in the United States having listing standards at least as restrictive as The Nasdaq Capital Market would constitute an event of default under our Loan and Security Agreement with Oxford Finance, LLC and Silicon Valley Bank.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to, if applicable, regain and maintain compliance with the $1.00 minimum bid price requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Global Market and/or The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•

Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 2, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	our ability to maintain our listing on The Nasdaq Global Market and/or The Nasdaq Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us;

•	prevailing general market and economic conditions; and

•

whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Equillium, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	depending on the Reverse Stock Split ratio selected by the Board, each two to ten shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•	the Reverse Stock Split will, result in an effective increase in the authorized number of shares of our common stock;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of March 23, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	34,414,149	10,242,918	155,342,933
Post-Reverse Stock Split 1:2	200,000,000	17,207,074	5,121,459	177,671,467
Post-Reverse Stock Split 1:3	200,000,000	11,471,383	3,414,306	185,114,311
Post-Reverse Stock Split 1:4	200,000,000	8,603,537	2,560,729	188,835,734
Post-Reverse Stock Split 1:5	200,000,000	6,882,829	2,048,583	191,068,588
Post-Reverse Stock Split 1:6	200,000,000	5,735,691	1,707,153	192,557,156
Post-Reverse Stock Split 1:7	200,000,000	4,916,307	1,463,274	193,620,419
Post-Reverse Stock Split 1:8	200,000,000	4,301,768	1,280,364	194,417,868
Post-Reverse Stock Split 1:9	200,000,000	3,823,794	1,138,102	195,038,104
Post-Reverse Stock Split 1:10	200,000,000	3,441,414	1,024,291	195,534,295

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Global Market under the symbol “EQ” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 2 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern Time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, Equillium will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of March 23, 2023, there were 45 stockholders of record of our common stock. Upon stockholder approval of this Proposal 2, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 5 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-10, then such stockholder would cease to be a stockholder of Equillium following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of March 23, 2023, and assuming a Reverse Stock Split ratio of 1-for-10, we do not expect that cashing out fractional stockholders will reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Equillium or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the Internal Revenue Service (the “IRS”), or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Required Vote

Stockholder approval of this Proposal 2 requires a “FOR” vote from a majority of the outstanding shares of our common stock on the record date.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company’s financial statements since 2018. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us by KPMG for the fiscal years ended December 31, 2022 and 2021:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees (1)	$575,000	$378,000
Audit Related Fees (2)	30,000	—
Tax Fees (3)	25,000	—
All Other Fees	—	—

Total Fees	$630,000	$378,000

(1)

Audit fees consist of fees associated with the annual audit, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and review of registration statements and related issuances of consents.

(2)	Fees for audit-related services include fees associated with consultations related to our acquisition of Bioniz Therapeutics, Inc.
(3)	Tax fees consist of tax consultations related to our transaction with Ono Pharmaceutical Co., Ltd.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of our 2022 financial statements, we entered into an engagement agreement with KPMG that sets forth the terms by which KPMG will perform audit services for us.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

AUTHORIZATION OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY,

TO SOLICIT ADDITIONAL PROXIES

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable the Board of Directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Annual Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 2. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting. Abstentions will have the same effect as an “against” vote on this proposal. Broker non-votes, if any, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4

EXECUTIVE OFFICERS

Daniel M. Bradbury, 61, has served as our Executive Chairman of our Board since January 2020 and has been a member and the chairman of our Board since March 2017. For additional information regarding Mr. Bradbury’s industry experience and education, see above under “Directors Continuing in Office Until the 2024 Annual Meeting.”

Bruce D. Steel, 56, has served as our President and as our Chief Executive Officer since January 2020 and as a member of our Board since March 2017. Mr. Steel served as our President and Chief Business Officer from June 2018 through December 2019. For additional information regarding Mr. Steel’s industry experience and education, see above under “Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting.”

Stephen Connelly, Ph.D., 41, has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. For additional information regarding Dr. Connelly’s industry experience and education, see above under “Directors Continuing in Office Until the 2025 Annual Meeting.”

Jason A. Keyes, 52, has served as our Chief Financial Officer since March 2018 and also has served as a director of our Australian subsidiary since January 2019. From January 2013 to February 2018, Mr. Keyes held positions of increasing responsibility at Orexigen Therapeutics, Inc., a publicly-held pharmaceutical company which filed a voluntary petition for Chapter 11 bankruptcy in March 2018, most recently as Executive Vice President and Chief Financial Officer. Mr. Keyes held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from August 2007 until January 2013, most recently as Senior Director of Finance. Prior to joining Amylin, Mr. Keyes held positions of increasing responsibility in finance and corporate strategy at Amgen Inc., a publicly-held biopharmaceutical company, and Baxter Healthcare Corporation, a publicly-held healthcare company. Mr. Keyes formerly served on the board of directors of Sesen Bio, Inc., a publicly-held biopharmaceutical company, from 2020 to 2023. Mr. Keyes received his B.S. and M.S. degrees in Civil Engineering from Stanford University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Joel Rothman, 54, has served as our Chief Development Officer since January 2021 and also has served as a director of our Australian subsidiary since December 2020. He served as our Senior Vice President, Development Operations between December 2019 and December 2020 and as our Vice President, Development Operations between September 2018 and December 2019. Prior to joining Equillium, Mr. Rothman led development operations in the Vice President role for several other leading pharmaceutical and biotechnology companies including at Cytokinetics, Inc. from January 2017 to September 2018, at Raptor Pharmaceuticals, Inc. (acquired by Horizon Therapeutics plc) from June 2015 to January 2017 and at Jazz Pharmaceuticals, Inc. from 2004 until June 2015. Earlier in his career, Mr. Rothman served in senior roles at ICON Clinical Research, leading strategic business development and regional operations. Additionally, he has held positions in clinical research, operations and development at Anergen Inc., Genentech, Inc. and Procter & Gamble Pharmaceuticals. Mr. Rothman received his B.S. in Biology from Albright College.

Christine Zedelmayer, 53, has served as our Senior Vice President, Chief Operating Officer since January 2020. Ms. Zedelmayer served as our Vice President of Operations from February 2018 through December 2019. Prior to Equillium, Ms. Zedelmayer was owner and principal consultant at Centerra Consulting, LLC, a project management and investor relations consulting firm focused on life sciences, from 2012 to 2018, where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, from 2003 to 2012, Ms. Zedelmayer held a variety of roles at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, including Senior Director of Alliance Management, where she led the global collaboration with Eli Lilly and as Executive Director of Investor Relations. Before joining Amylin, Ms. Zedelmayer held various leadership positions within project management at Amgen Inc., a publicly-held biopharmaceutical company, Ligand Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, and Hybritech, Inc., a privately-held medical diagnostics company. Ms. Zedelmayer received her B.S. in Electrical Engineering from San Diego State University and an M.B.A. with Finance emphasis from California Lutheran University.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 3 filing was inadvertently filed late by Barbara Troupin, M.D. and the following Form 4 filings were inadvertently filed late: (i) stock option to purchase 325,000 shares granted to Bruce D. Steel on January 19, 2022, (ii) stock option to purchase 125,000 shares granted to Stephen Connelly, Ph.D. on January 19, 2022, (iii) stock option to purchase 125,000 shares granted to Christine Zedelmayer on January 19, 2022, (iv) stock option to purchase 125,000 shares granted to Jason A. Keyes on January 19, 2022, (v) stock option to purchase 125,000 shares granted to Joel Rothman on January 19, 2022, (vi) stock option to purchase 38,000 shares granted to Daniel M. Bradbury on March 1, 2022 and (vii) stock option to purchase 40,000 shares granted to Dr. Troupin on March 1, 2022. There were no failures to file a required form.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2023 by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of its common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,414,149 shares outstanding on April 1, 2023, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage of ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following April 1, 2023. Unless otherwise indicated, the address for the following stockholders is: c/o Equillium, Inc., 2223 Avenida De La Playa, Suite 105, La Jolla, CA 92037.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
Decheng Capital Management III (Cayman) LLC (1)	4,447,308	12.9%
Biocon SA (2)	2,316,134	6.7%
Named Executive Officers and Directors
Bruce D. Steel (3)	4,283,770	12.2%
Stephen Connelly, Ph.D. (4)	1,249,908	3.6%
Christine Zedelmayer (5)	350,677	1.0%
Daniel M. Bradbury (6)	3,893,536	11.3%
Martha J. Demski (7)	100,569	*
Bala S. Manian, Ph.D. (8)	121,203	*
Charles McDermott (9)	120,485	*
Mark Pruzanski, M.D. (10)	100,569	*
Barbara Troupin, M.D. (11)	15,555	*
Yu (Katherine) Xu, Ph.D. (12)	41,666	*
All current executive officers and directors as a group (12 persons) (13)	10,994,042	30.0%

*	Less than one percent.
(1)

Information is based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Decheng Capital Management III (Cayman), LLC (“Decheng”). The Schedule 13G reports that Decheng has sole and shared voting and dispositive power with respect to 4,447,308 shares of common stock. The address of Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, CA 94025.

(2)	The address of Biocon SA is c/o BDO SA, Rue de l’Avenir 2, 2800 Delémont, Switzerland.
(3)

Consists of (i) 48,495 shares of common stock held by Mr. Steel, (ii) 3,232,500 shares of common stock held by Bruce D. Steel, as trustee of the Steel Family Revocable Trust dated June 5, 2002, (iii) 431,000 shares of common stock held by Kevin N. Steel, as trustee of the Sierra Kathleen Steel Trust of January 1, 2005 and (iv) 571,775 shares of common stock that Mr. Steel has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(4)

Consists of (i) 993,000 shares of common stock held by Dr. Connelly and (ii) 256,908 shares of common stock that Dr. Connelly has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(5)

Consists of (i) 111,442 shares of common stock held by Ms. Zedelmayer and (ii) 239,235 shares of common stock that Ms. Zedelmayer has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(6)

Consists of (i) 1,838,688 shares of common stock held by BioBrit, of which Mr. Bradbury is the managing member, (ii) 742,399 shares of common stock held by The Bradbury Family 2009 Irrevocable Trust dated September 1, 2009, (iii) 565,454 shares of common stock held by Annette E Bradbury & Daniel M Bradbury TTEE Annette E Bradbury Irrev. Descendant’s Trust dated November 24, 2020, (iv) 565,454 shares of common stock held by Annette E Bradbury & Daniel M Bradbury TTEE Daniel M Bradbury Irrev. Descendant’s Trust dated November 24, 2020 and (v) 181,541 shares of common stock that Mr. Bradbury has a right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(7)

Consists of (i) 23,799 shares of common stock held by the Martha J. Demski Trust Dated October 1, 1994 and (ii) 76,770 shares of common stock that Ms. Demski has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(8)

Consists of (i) 23,799 shares of common stock held by Dr. Manian and (ii) 97,404 shares of common stock that Dr. Manian has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(9)

Consists of (i) 23,799 shares of common stock held by the McDermott Family Trust Dated November 25, 2002 and (ii) 96,686 shares of common stock that Mr. McDermott has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(10)

Consists of (i) 23,799 shares of common stock held by Dr. Pruzanski and (ii) 76,770 shares of common stock that Dr. Pruzanski has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

(11)	Consists of shares of common stock that Dr. Troupin has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.
(12)	Consists of shares of common stock that Dr. Xu has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.
(13)

Consists of (i) the shares described in Notes (3) through (12) above, (ii) 77,720 shares of common stock held by the Keyes Trust Dated September 10, 2004 and beneficially owned by Jason A. Keyes, our Chief Financial Officer, (iii) 35,108 shares of common stock held by Mr. Keyes, (iv) 246,874 shares of common stock that Mr. Keyes has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options, (v) 34,346 shares of common stock held by Joel Rothman, our Chief Development Officer, and (vi) 322,056 shares of common stock that Mr. Rothman has the right to acquire from us within 60 days of April 1, 2023 pursuant to the exercise of stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers for the year ended December 31, 2022, which consist of our principal executive officer and our two other most highly compensated executive officers, were:

•	Bruce D. Steel, our President and Chief Executive Officer;

•	Stephen Connelly, Ph.D., our Chief Scientific Officer; and

•	Christine Zedelmayer, our Senior Vice President, Chief Operating Officer

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2022 and 2021.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Total ($)
Bruce D. Steel	2022	455,400	881,888	341,550	1,678,838
President and Chief Executive Officer	2021	440,000	903,658	208,560	1,552,218
Stephen Connelly, Ph.D.	2022	414,000	339,188	165,600	918,788
Chief Scientific Officer	2021	400,000	368,840	126,400	895,240
Christine Zedelmayer	2022	401,250	339,188	160,500	900,938
Senior Vice President, Chief Operating Officer

(1)

In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with Financial Accounting Standard Board (“FASB”), Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting or exercise of the stock options, or the sale of the underlying common stock.

(2)	Represents performance bonuses earned in 2022, which were paid in February 2023.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

Annual Base Salary

The 2022 annual base salaries for our named executive officers are provided below:

Name	2022 Base Salary ($)
Bruce D. Steel	455,400
Stephen Connelly, Ph.D.	414,000
Christine Zedelmayer	401,250

Non-Equity Incentive Plan Compensation

With respect to 2022, each of our named executive officers was eligible to receive a performance-based bonus tied to the attainment of individual and corporate objectives. The Compensation Committee sets the target bonus opportunity for a new year at the end of the prior year, based primarily on data provided by Radford.

The target bonus opportunity as a percentage of 2022 base salary for each of our named executive officers was as follows:

Name	2022 Target Bonus (% of annual base salary)
Bruce D. Steel	75%
Stephen Connelly, Ph.D.	40%
Christine Zedelmayer	40%

The target bonus percentage for Mr. Steel was increased from 60% in 2021 to 75% in 2022 to bring his total target cash compensation, comprised of salary and bonus, in line with peer total cash compensation and to align total compensation with execution of our strategy and performance. The target bonus percentages for our other two named executive officers did not change in 2022 compared to 2021.

The 2022 performance-based bonus amounts were determined by multiplying the target bonus opportunity for each named executive officer by a corporate performance factor established by our Compensation Committee based on our performance as measured against our corporate goals, which are comprised of base goals, as well as additional stretch, or upside goals, and further adjusted to reflect additional performance achievements during the year.

In December 2022, the Compensation Committee reviewed our corporate performance and noted that we made substantial progress on our clinical development and business goals, including the following:

•

Completed the acquisition of Bioniz Therapeutics, Inc. in February 2022 through which we acquired the exclusive worldwide rights to EQ101 and EQ102, two first-in-class clinical-stage product candidates, as well as a proprietary platform for discovering additional, novel multi-cytokine targeting product candidates;

•	Initiated the Phase 3 EQUATOR study in acute graft-versus-host disease in the first quarter of 2022;

•	Announced positive data from the Type B group of patients with lupus nephritis in the Phase 1b EQUALISE study in September 2022;

•	Initiated a Phase 1 clinical trial of EQ102 in healthy volunteers in September 2022 with plans to add a cohort of patients with celiac disease;

•	Initiated a Phase 2 clinical trial of EQ101 in alopecia areata in November 2022; and

•

Entered into an asset purchase agreement with Ono Pharmaceutical Co., Ltd. in December 2022, which secured funding to continue to advance itolizumab development and extended our estimated cash runway into 2025, enabling us to potentially advance our wholly-owned pipeline of multi-cytokine inhibitors through multiple key milestones.

Based on the company’s performance across all of its goals in 2022, the Compensation Committee approved of a 100% performance achievement level. As a result, the Compensation Committee awarded Mr. Steel a $341,550 bonus, Dr. Connelly a $165,600 bonus, and Ms. Zedelmayer a $160,500 bonus.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. The Board and Compensation Committee are responsible for approving equity grants.

We have used stock options as a long-term compensation incentive vehicle for our named executive officers because the officers profit only if our stock price increases relative to the stock option’s exercise price. We may grant equity awards at such times as our Board and/or Compensation Committee determines appropriate. Other than our founders, our executive officers generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment.

Prior to our initial public offering in October 2018, we granted all stock options pursuant to our 2017 Equity Incentive Plan (“2017 Plan”). Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (“2018 Plan”). The terms of the 2017 Plan and the 2018 Plan are described below under “—Equity Benefit Plans.”

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period subject to continued service and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “— Outstanding Equity Awards at Fiscal Year-End.”

In January 2022, the Compensation Committee granted options to purchase 325,000 shares, 125,000 shares and 125,000 shares of our common stock to Mr. Steel, Dr. Connelly and Ms. Zedelmayer, respectively, each at an exercise price of $3.86 per share. Each of the options vests as to 25% of the shares on the first anniversary of the grant date with the balance of shares vesting in equal monthly installments over the remaining 36 months, subject to the respective named executive officer’s continued service with us and subject to full acceleration of all of the shares in the event the respective named executive officer is terminated by us without cause or the officer resigns for good reason, in each case within 12 months after a change in control.

Agreements with our Named Executive Officers

We have entered into offer letter agreements with each of our named executive officers which are described below. For a discussion of the severance pay and other benefits available in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below. In addition, each of our named executive officers is eligible to participate in the employee benefit plans generally available to our employees.

Bruce D. Steel. In June 2018, we entered into an offer letter with Mr. Steel, which was amended in January 2020 and which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility for an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Stephen Connelly, Ph.D. In June 2018, we entered into an amended and restated offer letter with Dr. Connelly, which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Christine Zedelmayer. In January 2018, we entered into an offer letter with Ms. Zedelmayer, which was amended in January 2020 and which governs the terms of her employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Potential Payments and Benefits upon Termination or Change in Control

Each of our named executive officer’s employment is at will and may be terminated by us at any time. Regardless of the manner in which the named executive officer’s service terminates, such named executive officer is entitled to receive any and all accrued but unpaid amounts earned during the officer’s term of service, including unpaid salary, as applicable.

In addition, the offer letter agreements with each of Mr. Steel, Dr. Connelly and Ms. Zedelmayer each provide that, if we terminate such named executive officer’s employment without cause, the named executive officer is entitled to receive (i) continuation of then-current base salary for six months and (ii) payment of premiums for group health insurance COBRA continuance coverage for six months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

Additionally, if we terminate the named executive officer’s employment without cause within one month prior to, or within 12 months following, certain change of control and asset sale transactions, the named executive officer is entitled to receive (i) continuation of then-current base salary for 12 months, (ii) an amount equal to the applicable named executive officer’s target annual bonus and (iii) payment of the premiums for group health insurance COBRA continuance coverage for 12 months or, if earlier, the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

In each case, the severance benefits are conditioned upon the execution and non-revocation of a general release of claims by the applicable named executive officer in a form provided by us.

Our named executive officers are also entitled to “double trigger” vesting acceleration upon their respective terminations in connection with a change in control, as described above under “—Equity Based Incentive Awards”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2022:

	Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date
Bruce D. Steel	2/13/2019	41,898		3,750	$7.88	2/12/2024
	2/13/2019	44,352		—	$7.16	2/12/2029
	12/10/2019	75,000		25,000	$4.75	12/9/2029
	5/19/2020	38,750		21,250	$2.80	5/18/2030
	5/28/2020	100,110	(3)	—	$3.53	5/27/2030
	1/4/2021	117,395		127,605	$5.03	1/3/2031
	1/19/2022	—		325,000	$3.86	1/18/2032
Stephen Connelly, Ph.D.	2/13/2019	86,250		3,750	$7.16	2/12/2029
	12/10/2019	30,000		22,500	$4.75	12/9/2029
	5/19/2020	21,284		21,250	$2.80	5/18/2030
	1/4/2021	47,916		52,084	$5.03	1/3/2031
	1/19/2022	—		125,000	$3.86	1/18/2032
Christine Zedelmayer	9/13/2018	35,695		—	$2.45	9/12/2028
	2/13/2019	39,582		2,084	$2.45	2/12/2029
	12/10/2019	52,500		22,500	$2.45	12/9/2029
	1/4/2021	47,916		52,084	$5.03	1/3/2031
	1/19/2022	—		125,000	$3.86	1/18/2032

(1)

Other than Ms. Zedelmayer’s 2018 option, which was granted under our 2017 Plan, all of the outstanding stock option awards were granted under and subject to the terms of the 2018 Plan, the terms of both of which are described below under “— Equity Benefit Plans.”

(2)

All of the stock option awards were granted with a per share exercise price at least equal to the closing sales price for our common stock on the Nasdaq market as of the grant date. Unless otherwise noted, all options granted provide for the following “standard” vesting schedule: 25% of the shares subject to the option vest on the 12-month anniversary of the grant date and the remaining shares subject to the option vest in equal monthly installments over the next three years subject to the named executive officer’s continued service to us. The options are subject to potential vesting acceleration as described above under “— Equity-Based Incentive Awards” and “— Potential Payments and Benefits Upon Termination or Change in Control.”

(3)	Option was fully vested as of the date of grant.

Option Repricings

There were no repricings or cancellations of any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2022. We did not engage in modifications to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2022.

Perquisites Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 was up to an additional $6,500 above the statutory limit. We currently do not make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future, if it determines that doing so is in our best interests.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by stockholders (2)	5,102,501	$4.11	1,710,294
Equity compensation plans not approved by stockholders (3)	—	$—	—

Total	5,102,501		1,710,294

(1)

Under the terms of the 2018 Plan, the number of shares of our common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each calendar year through January 1, 2028, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors. Under the terms of our 2018 Employee Stock Purchase Plan (“ESPP”), the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2028, by the lesser of (1) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 343,275 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).

(2)	Includes the 2017 Plan, the 2018 Plan and our ESPP. 925,963 shares under column (c) are attributable to our ESPP.
(3)	As of December 31, 2022, we did not have any equity compensation plans that were not approved by our stockholders.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board adopted our 2018 Plan in October 2018 and our stockholders approved our 2018 Plan in October 2018. The 2018 Plan became effective on October 11, 2018 in connection with our initial public offering. The 2018 Plan is a successor to and continuation of our 2017 Plan. No further grants will be made under the 2017 Plan.

Our 2018 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2018 Plan and is referred to as the “plan administrator” herein. Our Board or Compensation Committee may also delegate certain limited authority to one or more of our officers.

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined in the 2018 Plan), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Our Board has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts our 2018 Plan. No stock awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2017 Equity Incentive Plan

Our Board and our stockholders approved our 2017 Plan in December 2017. No further awards may be granted under the 2017 Plan, and all outstanding awards granted under the 2017 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

Our 2017 Plan provided for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock, restricted stock units and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2017 Plan and is referred to as the “plan administrator” herein.

If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.

If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Our 2017 Plan provides that in the event of a “corporate transaction” (as defined in the 2017 Plan) unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•

cancel or arrange for the cancellation of the stock award, to the extent not exercised before the effective time of the transaction, in exchange for a payment in such form as may be determined by our Board, equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of common stock in connection with the transaction, over (B) the per share exercise price under the stock award (if any), multiplied by the number of vested shares subject to the stock award;

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise;

•

suspend the exercise of the stock award, prior to the effective time of the transaction, for such period as our Board determines is necessary to facilitate the negotiation and consummation of the transaction; and

•

if a stock award is eligible for “early exercise,” cancel or arrange for the cancellation of any such “early exercise” rights upon the transaction, such that following the transaction, such stock award may only be exercised to the extent vested.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.

2018 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our ESPP in October 2018 and the ESPP became effective on October 11, 2018 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Our Compensation Committee administers the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP, subject to certain limitations set forth in the ESPP of offering document thereunder. Unless otherwise determined by our Compensation Committee or Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2022 to each of our directors that was not also a named executive officer. Our named executive officers who are also members of our Board did not receive additional compensation for their Board service.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Daniel Bradbury (3)	158,000	95,923	253,923
Martha J. Demski	69,500	34,826	104,326
Bala S. Manian, Ph.D.	67,000	34,826	101,826
Charles McDermott	52,000	34,826	86,826
Mark Pruzanski, M.D.	52,625	34,826	87,451
Barbara Troupin, M.D.(4)	39,950	98,968	138,918
Yu (Katherine) Xu, Ph.D.	52,000	34,826	86,826

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in 2022 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting or exercise of the stock option awards or the sale of the underlying common stock.

(2)

As of December 31, 2022, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors, as well as Mr. Bradbury, was as follows: 228,708 shares for Mr. Bradbury, 76,770 shares for Ms. Demski, 97,404 shares for Dr. Manian, 96,686 shares for Mr. McDermott, 76,770 shares for Dr. Pruzanski, 40,000 for Ms. Troupin and 50,000 shares for Dr. Xu.

On March 1, 2022, pursuant to the director compensation policy in effect at the time, and in connection with her joining the Board, we granted Ms. Troupin an option to purchase 40,000 shares of common stock at an exercise price of $3.59 per share. Such option vests in 36 successive equal monthly installments commencing from March 1, 2022, subject to Ms. Troupin’s continued service with us.

On March 1, 2022, the Compensation Committee granted Mr. Bradbury an option to purchase 38,000 shares of our common stock at an exercise price of $3.59 per share. The option vests as to 25% of the shares on the first anniversary of the grant date with the balance of the shares vesting in approximately equal installments over the remaining 36 months of continuous service.

On May 24, 2022, pursuant to the director compensation policy in effect at the time, we granted each of Drs. Manian, Pruzanski and Xu, Ms. Demski and Mr. McDermott an option to purchase 20,000 shares of common stock at an exercise price of $2.59 per share. Each such option vests in 12 successive equal monthly installments commencing from May 24, 2022, provided that each such option will, in any case, be fully vested on the date of our next annual stockholder meeting, subject to the respective director’s continued service with us.

(3)	Mr. Bradbury’s compensation reflects his employment with the Company as Executive Chairman pursuant to which he receives an annual salary of $158,000.
(4)	Dr. Troupin joined our Board in February 2022.

Non-Employee Director Compensation Policy

Our Compensation Committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, which prepares a comprehensive assessment of our non-employee director compensation program against competitive market practices using the same compensation peer group used for executive compensation purposes. Following such review, the Compensation Committee approves any updates to the non-employee director compensation program. Mr. Bradbury does not receive compensation pursuant to our non-employee director compensation policy.

Our non-employee director compensation policy was most recently amended in March 2022. As in effect for 2022, our compensation policy provided that each non-employee director would receive the following compensation for service on our Board:

•	an annual cash retainer of $42,000;

•	an additional cash retainer of $20,000 to the chairman of the Board;

•

an additional annual cash retainer of $10,000, $7,500, and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the additional cash retainer for committee membership);

•

an initial option grant to purchase 40,000 shares of our common stock for each non-employee director who first joins our Board, on the date of initial election or appointment to the Board, vesting monthly over a three-year period following the grant date; and

•

an annual option grant to purchase 20,000 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting, vesting monthly over the one-year period following the grant date provided that the option will, in any case, be fully vested on the date of the Company’s next annual stockholder meeting.

To the extent that the price of our common stock increases or decreases by 25% or more since the later of the date of (a) March 1, 2022 or (b) the most recent initial option grant made to a director, then the number of shares subject to an initial grant may be increased or decreased to reflect the proportional change in the price of our common stock, as determined by our Compensation Committee prior to such next following initial grant.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined in the 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for death, disability or cause. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Plan.”

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions with related persons since January 1, 2021, to which we have been a party and in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

Employment Arrangements

We currently have written offer letters with our executive officers. For information about our offer letters with our named executive officers, refer to “Executive and Director Compensation— Agreements with our Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director Compensation—Equity-Based Incentive Awards”, “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive and Director Compensation—Director Compensation.”

Biocon Agreements

On April 7, 2022, we entered into an agreement with Biocon Limited (“Biocon”) to collaborate on and co-fund a Phase 2 clinical study of itolizumab in subjects with ulcerative colitis. This clinical study is being conducted by Biocon in India. Equillium and Biocon have agreed to each fund a certain percentage of the total clinical study costs. As of December 31, 2022, we had accrued $354,000 related to our portion of the total clinical study costs. During the fiscal year ended December 31, 2022, we did not make any payments to Biocon related to this clinical study.

In February 2022, we entered into a purchase order with Biocon SA (“Biocon SA”) for drug product and related shipping totaling $280,800. All drug product related to this purchase order was received and paid in 2022. During the fiscal year ended December 31, 2021, we entered into two purchase orders with Biocon SA for drug product and related shipping totaling $100,000, of which $100,000 was paid to Biocon.

In February 2020, we entered into a master services agreement with Syngene International Limited (“Syngene”), a wholly-owned subsidiary of Biocon, for chemistry, manufacturing and controls (“CMC”) services associated with itolizumab development (the “Syngene MSA”). During the fiscal years ended December 31, 2022 and 2021, we paid Syngene $102,000 and $194,000, respectively, related to open work orders under the Syngene MSA. As of December 31, 2022, there were no amounts accrued and payable to Syngene.

We are also working directly with Biocon, our exclusive supplier of itolizumab, on several CMC projects. During the fiscal year ended December 31, 2022, Biocon initiated work for us on several of those projects. Accordingly, we accrued $143,000 related to these projects, but made no payments to Biocon in 2022.

Board Appointment

In February 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors managed by Decheng Capital, whereby we sold 4,285,710 shares of common stock and issued warrants to purchase 1,285,713 shares of common stock for gross proceeds of $30.0 million. Pursuant to the terms of the Purchase Agreement, we appointed Dr. Yu (Katherine) Xu, Ph.D. to our Board as a Class II director.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Equillium stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Equillium. Direct your written request to Equillium, Inc., Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, or call us at (858) 412-5302. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bruce D. Steel
President and Chief Executive Officer

April 11, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Secretary, Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

EQUILLIUM, INC.

EQUILLIUM, INC., a corporation organized and existing under the laws of the State of Delaware, herby certifies as follows:

FIRST: The name of this corporation is Equillium, Inc. (the “Company”).

SECOND: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is March 16, 2017. The Company was originally incorporated under the name Attenuate Biopharmaceuticals, Inc.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows: 1

Effective as of the effective time of 5:00 p.m., Eastern Time, on [DATE]2 (the “Effective Time”), each [two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9), ten (10)] shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock

[1]

These amendments approve the combination of any whole number of shares of Equillium’s common stock between and including two (2) and ten (10) into one (1) share of Equillium’s common stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by Equillium’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Equillium’ s Board of Directors to be in the best interests of Equillium and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. Equillium’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

[2]	Insert next business day after filing with the Secretary of State of the State of Delaware.

represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

FOURTH: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

FIFTH: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: This amendment to the Certificate of Incorporation shall be effective on and as of the effective time of 5:00 p.m., Eastern Time, on [DATE]3.

[SIGNATURE PAGE FOLLOWS]

[3]	Insert next business day after filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, EQUILLIUM, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this                day of                , 202_.

EQUILLIUM, INC.

By:
Bruce D. Steel
Chief Executive Officer

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/EQ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-855-680-7102
• Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ.

Equillium, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 23, 2023

TIME:	Monday, May 22, 2023 9:00 AM, Pacific Time
PLACE:	Annual Meeting to be held virtually via live webcast - please visit
www.proxydocs.com/EQ for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bruce D. Steel and Jason A. Keyes (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Equillium, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Equillium, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR all the nominees for director listed below and FOR Proposals 2, 3 and 4

BOARD OF DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS

1.	Election of the three nominees for Class II director named herein to hold office until the 2026 annual meeting of stockholders and until his or her respective successor has been duly elected or qualified, or until his or her respective earlier death, resignation or removal.
		FOR	WITHHOLD
	1.01 Charles McDermott	☐	☐		FOR

	1.02 Bruce D. Steel	☐	☐		FOR

	1.03 Yu (Katherine) Xu, Ph.D.	☐	☐		FOR

		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion.				FOR

3.	To ratify, in a non-binding vote, the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR

4.	To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.	☐	☐	☐	FOR

NOTE: To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date